Exhibit 10.1
Loan Contract
(English Translation)
No.: 2011 Ying 1011200625

This contract is the specific contract under the Credit Agreement of No.___ (Please check the box if this applies.).

Money Lender: China Merchant Bank Co., Ltd., Guiyang Branch (hereinafter referred to as Party A)

Principal: Zhang Qingdian

Borrower: Qian Xi Nan Aosen Forestry Company, Limited (hereinafter referred to as Party B)

Legal Representative/Principal: Bai Yulu

Party B applies to Party A for working capital loans because of production and management needs. Party A agrees to issue the loan upon checking. Now both parties enter into this contract and reach agreement on the following articles through full consultation in accordance with relevant laws.

Article 1 Loan currency and amount

RMB (Capitalized) SAY RMB TWENTY-FIVE MILLION ONLY.(RMB 25,000,000)

Article 2 Loan purpose

This loan is defined as working capital loan, and shall be only used for working capital turnover. And Party B shall not use it for any other purpose without the written approval of Party A.

Article 3 Loan term

The term of the loan is one year, from March (month) 8 (date) 2011 (year) to March (month) 7 (date) 2012 (year). If the actual loan issuing date is not the same as the above start date, the loan issuing date shall be subject to the date on the receipt for the loan, and the repayment date shall also be extended correspondingly, subject to the receipt for the loan.

[  ] During the loan term, Party A shall issue the loan step by step according to the actual needs of Party B, and the amount and start date of the loan issued each time should be subject to the receipt for the loan (Please check the box if this article applies.).

[  ] During the loan term, Party A may have the right to ask Party B to make equal installment repayment according to the following plan ((Please check the box if this article applies.).

Article 4 Loan prerequisites

The issuing of the loan (including each loan issued by stage) under this agreement is on the premise that Party B shall fulfill the following requirements. Party A has the right to refuse the loan issuing if Party B fails to fulfill any of these requirements:

4.1 Party B has provided relevant materials according to this agreement;

4.2 Party B shall cooperate with Party A in supervision and inspection;

4.3 Party B has made full repayment on time for the issued loan;

4.4 Party B hasn’t caused any event of default stipulated in the agreement;

4.5 Party B hasn’t violated any other stipulation in this agreement.

The loan prerequisites are concluded for protecting the rights and interests of Party A, and Party A has the right to lower the requirements for the loan prerequisites.

Article 5 The interest rate and interest of the loan

5.1 Interest rate

5.1.1 This loan adopts (choose one from the two items below, checking the box):

[x] fixed rate	[ ] floating rate

5.1.2 Determination of the interest rate during the contract period:

For RMB loan, the base rate should be subject to the __ month/one year RMB loan base rate of the financial institution announced by the People’s Bank of China on the pricing date, [x] floating upward/[  ] floating downward (Choose one from the two, checking the box) 40%.

For foreign currency loan, the base rate should be subject to the __ month(s)/___day(s) (Choose one from the two, checking the box) base rate of the corresponding foreign currency loan on the pricing date or one working day before or two working days before: [[ ] plus/[ ] minus (Choose one from the two, checking the box) __ basic point(s) (BPs). It’s decided by Party A to choose the pricing date, one working day before or two working days before as the interest rate determination day. The pricing date means the reference day for determining the loan term or the basic rate during the floating period. If this loan adopts the fixed rate, the pricing date shall be the actual loan issuing date; if this loan adopts the floating rate, the determination of pricing date shall conform to the stipulation in Article 5.1.3.

The stipulations in the above article, that is “[ ] floating upward/[ ] floating downward __%” (hereinafter referred to as floating proportion), or “[ ] plus/[ ] minus __ (basic point)”(hereinafter referred to as basic point), refer to the floating proportion and/or the basic point determined when this contracts is signed. Party A has the right to adjust this floating proportion and/or the basic point regularly or irregularly in combination with the change of state policy, the price change of the domestic credit market, or the change of its own credit policy. Once Party A decides to adjust, it should notify Party B in writing five working days in advance. Such adjustment shall come into force when Party B receives the notification from Party A. The specific floating proportion and /or the basic point of the relevant new loan Party B has just drawn and the loan Party B has drawn before the notification comes into force and still hasn’t repaid shall be subject to the determination in Party A’s notification, and the base rate and floating period shall still subject to this agreement.

5.1.3 If this loan adopts floating interest rate, the floating period shall be _/_ month(s)/__ day(s). The base interest applied in each floating period shall be determined according to article 5.1.2. The actual loan issuing date is the pricing date of the first floating period. And the first day of each floating period followed is considered as the pricing date of this floating period.

5.1.4 In the case that Party B hasn’t used the loan according to this agreement, additional 100% interest rate shall be collected on the basis of the original rate for the loan that hasn’t used in accordance with the purpose stipulated in this agreement from the day of changing the loan purpose.

In the case that Party B hasn’t repaid the loan on time, additional 50% interest rate shall be collected on the basis of the original rate for the loan that Party B hasn’t repaid on time from the day when the time limit expires.

The original interest rate refers to the interest rate applied (For floating rates, this refers to the last floating period before the maturity, including the maturity in advance) before the maturity (including the due date in advance).

If the loan is overdue or hasn’t been used for purpose stipulated in this contract, the interest shall be collected according to the above-mentioned ways, and adopt the way in whichever the interest is higher.

5.1.5 During the loan term, if the People’s Bank of China adjusts the regulation of loan interest rate, such regulation of the People’s Bank of China shall be performed.

5.2 Interest accrual: the interest rate should be calculated from the date when the loan is entered into Party B’s account and based on the actual loan amount and actual number of days. Interest is calculate once a season, interest accrual day is the 20th of the last month of each season. The conversion way of daily interest rate shall conform to the relevant regulations of the People’s Bank of China or the international practice.

5.3 Payment of interest: Party B should pay interest just on each interest accrual day. Party A may withhold directly from Party B’s deposit account. If Party B hasn’t paid the interest on time, as for the unpaid interest, Party A shall have the right to collect compound interest based on the loan interest over the same period.

Article 6 Guarantee clause (For the following items, please check the box according to the real situation.)

[  ]6.1 __ is designated by Party B as the guarantor of the principals and interests and all the other relevant expenses under this contract, and he/she must provide Party A with the irrevocable guaranty and/or

[x]6.2 Guizhou Huacheng Real Estate Co., LTD uses the commercial buildings and the land-use right that they own or for which they have legal right to handle as the mortgage/pledge for the loan under this contract, and both parties shall sign separate mortgage contract.

[  ]6.3 Other guarantee methods:

If this contract is the specific contract under the Credit Agreement, this article shall not apply. The debt under this contract shall automatically enter into the guarantee scope of the guarantor who has signed the a contract of mortgage/pledge of the maximum amount with Party A or has provided the irrevocable guaranty of the maximum amount.

If the guarantor hasn’t signed the guarantee document or gone through the guarantee procedure according to the stipulations, Party A may have the right to refuse to issue the loan to Party B.

Article 7 Rights and obligations of Party B

7.1 Party B enjoys the following rights:

7.1.1 Has the right to draw and use the whole loan according to this contract; 7.1.2 Has the right transfer the debt to the third party upon approval of Party A. 7.2 Party B shall fulfill the following obligations:

7.2.1 Shall truthfully provide the files and materials, all the account-opening banks, account Numbers and the condition of the deposits and the loans demanded by Party A, and cooperate with Party A in investigation, review and check;

7.2.2 Shall accept Party A’s supervision on its use of credit funds, production and management, and financial activities. And shall take reasonable processing measures based on Party A’s suggestions and requirements;

7.2.3 Shall use the loan in accordance with the purpose stipulated in this contract, and conform to Party A’s requirements on the payment and management of the loan funds;

7.2.4 Shall fully repay the principal and the interest on time according to this contract;

7.2.5 Shall get approval from Party A if transfer the whole or part of the debt under this contract to the third party;

7.2.6 Shall notify Party A immediately if the following conditions happen, and on Party A ‘s request to cooperate with Party A in carrying out the protective measures for repay fully the principals, the interests and all the other expenses under this contract on time:

7.2.6.1 Essential financial loss, capital loss or other financial crisis arises;

7.2.6.2 Provide loan or guarantee for the benefit of the third party or for protecting the third party from loss, or to provide mortgage or pledge by using the property owned by itself;

7.2.6.3 Credit status reduces, and main business profitability goes down;

7.2.6.4 Conditions arise, such as termination of business, business license being revoked or cancelled, applying for or being applied for bankruptcy, dismiss and so on;

7.2.6.5 Party B’s controlling shareholders, actual controller and other affiliated companies suffer crucial management or financial crisis, which influence its normal operation;

7.2.6.6 Party B has connected transactions with its controlling shareholder and other affiliated companies, which influences its normal operation;

7.2.6.7 Any litigation, arbitration, or criminal and administrative penalties occur, which have much bad effect on its management or financial status;

7.2.2.8 The borrower’s legal representative, directors or important high-level managers experience personnel change, or their personal freedom is restricted by the state authorized organizations due to illegal and disciplinary events, which may influence its normal operation;

7.2.6.9 Other important events occur that may influence its ability to repay the debt;

7.2.7 Shall not delay in managing and claiming the creditor's right, or handle the main current property for free or in other inappropriate ways.

7.2.8 Part B shall get approval from Party A before carries out the important events, such as merger, division, restructuring, equity transfer, joint venture (cooperation), the transfer of property rights, the shareholding system reform, foreign investment, the actual increase in debt financing, and so on;

7.2.9 According to Party A’s requirements, Party B shall (For the following items, please check the box according to the real situation.): [ ]insure its core assets and designate Party A as the first beneficiary; [ ]not sell or mortgage the _/__ asset designated by Party A before settlement of the loan; [ ]make the following limit on the profit-sharing ratio of its shareholders according to Party A’s requirement during the existence of the loan:

[ ]Others:

Article 8 Rights and Obligations of Party A

8.1 Party A enjoys the following rights:

8.1.1 Has the right to ask Party B to fully repay the principal and the interest of the loan;

8.1.2 Has the right to ask Party B to provide materials related to the loan;

8.1.3 Has the right to know about Party B’s production and management and financial activities;

8.1.4 Has the right to supervise Party B to use the loan according to the purpose stipulated in this contract;

8.1.5 Has the right to supervise the account Party B opened at Party A, entrust other organizations of China Merchants Bank outside Party A to supervise Party B’s account, and control the payment of loan funds in accordance with the loan usage and payment scope agreed on between both parties;

8.1.6 Has the right to withdraw the principal, the interest and other relevant expenses of the loan directly from Party B’s account;

8.1.7 Has the right to transfer the creditor’s right it owns for Party B, and has the right to adopt the methods that it deems appropriate (including but not limited to by fax, mail, personal delivery, notification on the public media and so on) to inform Party B of the transfer and urge Party B to pay back the debt;

8.1.8 In the business of buyer credit and interest seller-bearing, and seller credit and interest buyer-bearing, Party A has the right to refuse to issue the loan to Party B before receives the Commitment Letter of Interest-bearing provided by the seller/the buyer;

8.1.9 Has the right to call in the loan in advance according to the status of funds withdrawal;

8.1.10 Has the right to take measures in accordance with this contract if Party B fails to fulfill the obligations under this contract;

8.1.11 Has other rights stipulated in this contract;

8.2 Party A shall fulfill the following obligations:

8.2.1 Shall issue the loan according to the requirements stipulated in this contract;

8.2.2 Shall keep confidential of Party B’s financial, production and management status, except otherwise stipulated by laws and regulations and the regulatory organizations.

Article 9 Party B particularly guarantee the following matters

9.1 Party B is the kind of entity which is established formally based on the Chinese law, exists legally, possesses the status of a legal person, and has full civil capacity to sign and execute this contract;

9.2 Party B has got the full authorization of the board of directors or any other competent authority in signing and executing this contract. This contract has the legal and effective binding to Party B from the contract date;

9.3 The loan item and loan events conform to the laws and regulations. The loan won’t be used in the investment of fixed assets and equity; in the speculation on securities, futures and real estate illegally; in seeking illegal income by lending to each other; in the fields and usages prohibited by the state; and in other usages outside this contract;

9.4 If the loan borrowers makes the payment of the loan by themselves, Party B should regularly (at least quarterly) make summary report to Party A the payment of the loan funds. Party A has the right to check whether the loan payment conforms to the stipulated usage by account analysis, certificate inspection, field survey and other methods; The loan borrowers makes the payment of the loan by themselves means that Party A issue the loan funds to Party B’s account upon Party B’s withdrawal request, and then Party B may pay the loan to the its counterparty who is subject to the stipulated loan usage at its own will;

9.5 After approval of Party A, if Party B needs to use online banking to make loan payment, Party B shall accept the limit measures taken by Party on the online banking, including presetting the list of payment objects, single payment limit, periodical payment limit and so on;

9.6 The documents, materials and certifications on Party B, the guarantor, the mortgagor (pledger) object given as a mortgage/pledge provide by Party B are all truth, correct, complete and effective, There is no crucial mistake contradictory with the truth or important fact is omitted in such documents, materials and certifications;

9.7 When both parties sign this contract, no litigation, arbitration, or criminal and administrative penalties occurs which have serious bad effect on Party B or the main assets of Party B, and such litigation, arbitration, or criminal and administrative penalties won’t occur during the execution of this contract. If happens, Party B shall notify Party A immediately;

9.8 Party B shall strictly conform to the national laws and regulations in management, develop all businesses strictly based on the business scope stipulated in the “Business License for Legal Person” of Party B, and go through the registration procedures of annual inspection of the enterprise (legal person) in due time;

9.9 Maintain or improve the current management level, ensure the assets to keep and increase its value, shall not give up any matured claim, and shall not handle the main current property for free or in other inappropriate ways;

9.10 Party B should ensure that its financial indicators shall not lower than the following requirement during the loan term:

9.11 When both parties sign this contract, Party B hasn’t caused any crucial events that influence Party B’s fulfillment of the obligations under this contract.

Article 10 Withdrawal and use of the loan

10.1 The way of using the loan by Party B under this contract is (Please check the box according to the real situation. Only one box can be checked, and if not choose anyone, 10.1.2 will automatically be applied.).

[  ] 10.1.1 Self Payment

Self payment means that Party A issues the loan funds to Party B’s account upon Party B’s withdrawal request, and then Party B may pay the loan to the its counterparty who is subject to the stipulated loan usage at its own will;

[  ] 10.1.2 Entrusted payment

Entrusted payment means that Party A pay the loan funds to Party B’s counterparty who is subject to the stipulated loan usage through Party B’s account an based on the loan withdrawal request an payment entrustment.

In the case of adopting entrusted payment, after the loan issuing, Party B shall get Party A’s approval when pay the loan to external parties and Party B shall not evade the supervision of Party A by using the methods of online banking, the check for transfer to transfer funds at the bank issuing the check, breaking down into elements and so on.

[ ]10.1.3 Combination of self payment and entrusted payment

In the case of adopting this item, if at the time of loan withdrawal by Party B, the single payment amount Party B plans to make to the same beneficiary is over or equal to RMB 10,000,000 (or foreign currency of the same value), the entrusted payment must be adopted according to the stipulation in 10.1.2; if at the time of loan withdrawal by Party B, the single payment amount Party B plans to make to the same beneficiary is less than the above amount, the self payment stipulated in 10.1.1 shall be automatically applies.

10.2 Party B should submit Party A the “Withdrawal Application”, receipt for the loan and the materials that Party A asks Party B to provide depends on the different requirements of self payment and entrusted payment. Or else, Party A has the right to refuse the request of loan withdrawal of Party B.

10.3 After receiving the above-mentioned documents, if Party A agrees to issue the loan after auditing, issues such as the actual issuing date, term, amount, etc. of each loan funds that has been withdrawn shall be recorded in detail on the receipt for the loan.

If entrusted payment is adopted, Party B shall authorize Party A to make the payment to the counterparty of Party B through Party B’s account on the very day of loan issuing (or the first working day after the loan issuing day).

Article 11 Paying off in advance

11.1 Party B may apply for paying off the loan in advance, but should get approval from Party A;

11.2 If Party B repay the loan in advance, the interest rate shall also be calculated according to the method stipulated in this contract.

Article 12 Loan extension

If Party B fails to repay the loan under this contract and asks for loan extension, it should submit a written application to Party A one month before the expiration of this contract. If Party A agrees to the loan extension, both parties shall sign the loan extension agreement separately. If Party A doesn’t agree to the loan extension, this contract shall still be in force. Party B shall repay the loan funds it has already taken up and the interest payable according to the stipulations in this contract.

Article 13 Expenses

13.1 Loan processing fee: Within _/_ day(s) from the contract date, Party B shall pay Party A at one time the loan processing fee, which is _/_% of the loan amount stipulated in Article 2 (including the total of local and foreign currency).

13.2 Party B shall make payment for the expenses incurred due to credit investigation, examination and notarization, etc. related to this contract, and make payment for the attorney fee, litigation cost and travel cost, etc. Party A paid for realizing the creditor’s right in the case that Party B fails to repay on time the principal and the interest of the loan under this contract and repay the accrued expenses. And Party B authorizes Party A to deduct such repayment directly from its bank account. If there is not enough amount of funds in its bank account, Party B promises to pay off in full after receives Party A’s notification, without the need of any certification provided by Party A.

[  ]Article 14 Dedicated account of the loan (Please check the box to indicate the stipulation in this article is applicable.).

14.1 The issuing and external payment of all the loan funds under this contract must be performed through the following account.

Specific information of this account is as follows:

Account Name: ______________/____________________;
Account No.: ______________________/______________;
Account-opening Bank: _____________/_______________.

14.2 If entrusted payment is adopted, when necessary Party A may have the right to limit the off-counter payments (such as the online banking, phone banking, etc.) and exchange through the above account.

Article 15 Supervision of the status of capital-returning of Party B

15.1 After this contract comes into force and before Party B pays off all the financing debt, both partied agree to designate the following accounts as the capital-returning bank for Party B:
Account Name: Qian Xi Nan Aosen Forestry Company, Limited
Account No.: 851900004010306
Account-opening Bank: China Merchant Bank Co., Ltd. Guiyang Branch

15.2 The supervision requirement of this account is as follows: __________________
Party A has the right to call in the loan in advance based on the capital-returning status of Party B, that is when this account has returned capital, the loan which is correspondingly of the same amount as this sum of returned capital may be regarded as expires in advance, and Party A has the right to deduct directly this sum of returned capital from this account to repay the loan;

15.3 If entrusted payment is adopted, when necessary Party A may have the right to limit the off-counter payments (such as the online banking, phone banking, etc.) and exchange through the above account.

15.4 Party B should provide quarterly the status of capital in and off the above account, and cooperate Party A in supervise the relevant accounts and returned capital.

Article 16 Event of Default and measures taken

16.1 If one of the following circumstances exists, Party B shall be deemed as breaching the contract:

16.1.1 Party B violates the stipulations in 7.2.1 of this contract, provides false information for Party A or conceals the important truth, doesn’t cooperate with Party A in investigation, review and check, and still doesn’t make the corrections within the time limit even if Party A asks it to;

16.1.2 Party B violates the stipulations in 7.2.2 of this contract, doesn’t accept or avoid Party A’s supervision of its credit fund and relevant production and management and financial activities;

16.1.3 Party B violates the stipulations in 7.2.3 of this contract, fails to use the loan according to the purpose stipulated in this contract, or fails to conform to the Party A’s requirements on fund payment management and report;

16.1.4 Party B violates the stipulations in 7.2.4 of this contract, fails to repay fully the principal and the interest of the loan on time according to the stipulations in this contract;

16.1.5 Party B violates the stipulations in 7.2.5 of this contract, arbitrarily transfer the debt under this contract to the third party; or violates the stipulations in 7.2.7 of this contract, delays in managing and claiming the matured claim, or handle the main current property for free or in other inappropriate ways;

16.1.6 Party violates the stipulations in 7.2.6 of this contract, and doesn’t inform Party A timely in the events referred to in 7.2.6; or doesn’t cooperate when Party A is informed of such event happens and asks Party B to strengthen the protective measures of loan repayment under this contract; or Party A believes such behavior influence the safe calling in of the loan;

16.1.7 Party violates the stipulations in 7.2.8 of this contract, and doesn’t get Party A’s approval in the case of the crucial events referred to in 7.2.8;

16.1.8 Party violates the stipulations in 9.1, 9.2, 9.6 or 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 9.10 and 9.11 of this contract, and doesn’t make timely corrections according to Party A’s requirements;

16.1.9 Party B fails to withdraw or use the loan according to Article 10 of this contract, or Party B violates the stipulations in Article 15 of this contract, failing to use the funds in capital-returning account according to Party A’s requirement, or doesn’t accept Party A’s supervision, or doesn’t make corrections timely in accordance with Party A’s request.

16.1.10 Party B caused significant events of default under the legal and effective contract with its other creditor, and such events fail to be solved successfully within three months from the day of breach of the contract.

The above significant events of default means Party B’s breach of contract causes that its creditor has the right to claim reimbursement of over RBM _______ 10,000 yuan.

16.1.11 Party B violated other obligations stipulated in this contract, or based on Party A’s reasonable judgment, the credit status of Party B goes down or other conditions occur which may influence Party A realize the creditor’s right;

16.1.12 Party B caused the conditions which may influence the lawful rights and interests of Party A, and for which Party A can reasonably believe so.

16.2 If one of the following circumstances exists, and Party A thinks this may influence the guarantee ability of the guarantor, asks the guarantor to eliminate the bad influence caused by this, or asks Party B to increase or change guarantee conditions, the guarantor and Party B don’t cooperate, and then such behavior shall be deemed as breach of contract:

16.2.1 If any of the events referred to in 7.2.6, 7.2.7 and 7.2.8 of this contract happens;

16.2.2 Conceal the actual guarantee ability or hasn’t got the authorization of the competent authorities when issuing the irrevocable guaranty;

16.2.3 Hasn’t gone through the registration procedures of the annual inspection on time;

16.2.4 Delay in managing and claiming the matured claim, or handle the main current property for free or in other inappropriate ways.

16.3 If the mortgagor (pledger) has one of the following situations, and Party A thinks this may violate the establishment of mortgage (pledge) or make mortgage object (pledge) short of value, asks the mortgagor (pledger) to eliminate the bad influence caused by this, or asks Party B to increase or change guarantee conditions, the guarantor and Party B don’t agree:

16.3.1 Hasn’t the ownership of or the disposing right to mortgage object (pledge), or the ownership dispute exists;

16.3.2 Conceal the fact that mortgage object (pledge) is in common, rent, sealed up and supervised, or is subject to legal priority over the mortgage;

16.3.3 The mortgagor arbitrarily transfer, rent, remortgage or deal with mortgage object in other ways without getting Party A’s approval;

16.3.4 The mortgagor doesn’t properly keep, maintain or repair mortgage object, causing its value going down obviously; or the mortgagor’s behavior directly influence mortgage object, causing its value decreasing; or the mortgagor doesn’t insure mortgage object according to Party A’s requirement during the mortgage period;

16.3.5 The mortgage object is or may be collected or removed; or other events exist which may influence the value of the mortgage object or influence the mortgage right of Party A.

16.4 If any of the events of default referred to in 16.1, 16.2, and 16.3 happens, Party A has the right to take the following measures at the same time or separately:

16.4.1 Change the entrusted payment condition of the loan fund, and cancel Party B’s right to use the loan by “self payment”;

16.4.2 Stop issuing the loan which Party B hasn’t used;

16.4.3 Call in the issued principal and interest of the loan and relevant expenses;

16.4.4 Directly deduct the deposit in the settlement account or other account of Party B, an entrust the other organizations of China Merchants Bank to deduct Party B’s deposit there, in order to pay off the whole debt of Party B under this contract;

16.4.5 Claim according to Article 19 of this contract.

Article 17 Modification and cancellation of the contract

This contract can be modified or cancelled through mutual agreement and concluded written agreement between Party A and Party B. This contract is still effective before reaching the written agreement. Neither party shall modify, alter or cancel this contract alone.

Article 18 Miscellaneous

18.1 Situation change and force majeure

18.1.1 If changes of the applicable laws and policies cause that the lending activity of Party A under this contract becomes illegal, Party A has the right to terminate this contract, announce all the issued loan expire in advance and Party B should immediately repay the loan according to Party A’s requirement.

18.1.2 If changes of the applicable law and policy requirements cause new added cost to Party A to fulfill the loan obligation under this contract, Party B shall compensate the new added cost in accordance with Party A’s request.

18.1.3 In the course of executing this agreement, one party or both party who suffer from force majeure shall not bear any responsibility for the other party’s damage, but the affected party shall inform the other party at once and take reasonable steps to prevent further loss, or the party shall bear responsibility for the other party on the extending damage.

18.2 Non-waiver Agreement

Failure or delay on the part of Party A to exercise any right, power or privilege under this agreement shall not operate as a waiver thertof, nor shall any single or partial exercise of any right, power or privilege further exercise thereof or exercise of any other right, power or privilege. A waiver by Party A at any time of a breach of any term or provision of this agreement committed by Party B shall not be construed as a waiver by such party of any subsequent breach to be committed by Party B, nor shall it be construed as a waiver by such party of its rights under such provision or any of its other rights under this agreement.

18.3 Severability

If any portion, term or provision of this agreement shall be held illegal, void or ineffective, Party B shall still fulfill its obligations. If the abovementioned case occurs, party A has the right to terminate the contract, and repay the principal and the interest of the loan and all the other relevant expenses at once.

18.4 Notice

For both Party A and Party B, all the notices, demands and other documents which are related with this contract shall be in written form. If delivered personally, it is regarded as the personal service only when the recipient sign (if refused by the recipient, it’s regarded as service on the refusing day); if delivered by mail, it is regarded as service after 7 days from the date of postage; if delivered by fax, it is regarded as service when the fax system of the recipient receive it. If Party A informs Party B of transferring the creditor’s right or urges party B to repay the loan by notification through the public media, it’s regarded as service from the day of notifying.

Address of Party A
Address of Party B

If either party changes the contact address, it shall inform the other party timely, or else shall be responsible for possible lose due to this.

18.5 The receipt for the loan and the written supplementary agreement that are concluded between Party A and Party B through consensus on the unaccomplished matters and changed issued under this contract shall be regarded as the attachment of this contract, and shall be an integral part of this contract.

18.6

18.7

18.8

Article 19 Applicable laws and settlement of disputes

19.1 The law of the People's Republic of China applies to the conclusion and interpretation of this contract and settlement of the disputes. The interests of both Party A and B are protected by the law of the People's Republic of China.

19.2 Both parties will solve the disputes arising from execution of the contract through friendly consultation. In case the agreement cannot be reached, either party may (Choose one from three items below, checking the box):

[x]19.2.1 submit the dispute to the people’s court at where Party A is located. Or

[ ]19.2.2 submit for arbitration to ______________ arbitration committee.

[ ]19.2.3 submit to (If choose this item, choose one from the two options below, checking the box):

[ ]China International Economic and Trade Arbitration Commission

[ ]____ Branch of China International Economic and Trade Arbitration Commission

Arbitration shall be performed according to the arbitration rules of financial dispute.

19.3 After both parties have gone through the formalities to have this contract rendered enforceable by the notary public, Party A may apply to the people’s court that has the jurisdiction for compulsory execution, in order to claim the matured debt of Party B under this contract.

Article 20 Effectiveness of the contract

This contract shall come into force when signed (sealed with name) and affixed with the company seal/contract seal by the legal representatives (principals) or authorized agents of both parties. And shall become ineffective automatically from the day when the entire principal and the interest of the loan and all other related costs are paid off.

Article 21 Annexes

This contract shall be made in 3 triplicates, which have the same legal effect. Party A, Party B and mortgage institution will hold one each.

Special Instructions:

All articles in this contract are fully consulted by the parties. Party A has informed Party B to specially notice the articles that are relevant with cancelling or limiting Party A’s liability, Party A having some one-sided rights, increasing Party B’s liability or limiting Party B’s right, and has asked Party B to have full and accurate understanding of such articles. On demand of Party B, Party A has made corresponding explanations to the above articles. Both contracting parties have the same understanding of the articles in this contract.

Party A: China Merchant Bank Co., Ltd., Guiyang Branch (seal) Principal or authorized agent (signature or seal with name): Zhang Qingdian	Feb. 25, 2011

Party B: Qian Xi Nan Aosen Forestry Company, Limited (seal)
Legal representative / principal or authorized agent (signature or seal with name): Bai Yulu

Date of Signature: Feb. 25, 2011